Exhibit 99.1

TUCOWS REPORTS CONTINUED STRONG FINANCIAL PERFORMANCE FOR SECOND QUARTER FISCAL 2003

— Company reports seventh consecutive quarter of positive cash flow from operations and fourth consecutive quarter of profitability —

TORONTO, CANADA, August 6, 2003 —

Summary Financial Results
Tucows Inc.
(Numbers in Thousands, Except Per Share Data)

	Three months ended June 30, 2003	Three months ended June 30, 2002	Six months ended June 30, 2003	Six months ended June 30, 2002
Net Revenue	$9,167	$9,480 *	$18,164	$19,407	**
Net Income (Loss)	578	(881)	1,458	(115)
Net Income (Loss)/Share	0.01	(0.01)	0.02	0.00
Cash Flow from Operations	800	1,132	1,510	1,838

*Includes $970,400 in revenue from products and services that were disposed of during fiscal 2002.

**Includes $2.5 million in revenue from products and services that were disposed of during fiscal 2002.

Tucows Inc. (OTCBB: TCOW), a leading provider of outsourced Internet services to ISPs and web hosting companies worldwide, today reported its results for the second quarter of fiscal 2003 ended June 30, 2003. The quarter was highlighted by:

•                  Net revenue of $9.2 million;

•                  Record deferred revenue of $26.6 million;

•                  Positive cash flow from operations of $800,000; and

•                  Net income of $578,000.

“Despite continuing aggressive pricing in the domain name registration market, Tucows continued to post strong operational and financial performance, achieving record deferred revenue, our seventh consecutive quarter of positive cash flow from operations and our fourth consecutive quarter of profitability,” said Elliot Noss, president and chief executive officer, Tucows Inc.

For the second quarter of fiscal 2003, net revenue was $9.2 million compared to $9.5 million for the second quarter of fiscal 2002.  Excluding $970,000 in revenue from services that were disposed of following the end of the second quarter last year, net revenue increased 7.7% from $8.5 million.

Net income for the quarter was $578,000, or $0.01 per share, compared to a net loss of $881,000, or $0.01 per share, for the second quarter of fiscal 2002.  Net income for the current quarter included a gain of $337,000 resulting from the change in fair value of forward contracts and a gain of $636,000 on the disposal of the Company’s registry management services business in March 2002.  These gains were partially offset by $566,000 in expenses for professional fees and costs related to the evaluation of strategic alternatives. The company has concluded not to proceed with these alternatives. Net income for the same quarter of last year included a writedown of the Company’s investment in bigchalk.com of $1.0 million.

Deferred revenue at June 30, 2003, was $26.6 million, an increase of 9% from $24.4 million at June 30, 2002 (which included deferred revenue of $899,000 from services that were disposed of following the end of the second quarter of fiscal 2002), and an increase of 3.3% from $25.8 million at March 31, 2003.

Cash and restricted cash at the end of the second quarter increased to $11.5 million from $10.3 million at the end of the first quarter of fiscal 2003. The increase is primarily the result of positive cash flow from operations for the quarter of $800,000 and the gain on the disposal of the registry management services business of $636,000.

Domain names registered, renewed and transferred-in for the second quarter totaled approximately 764,300. Total active domain names under management at the end of the second quarter was 3.5 million.

“We continue to generate strong cash flow and are confident in our ability to leverage our business model to deliver a broad range of Internet services and drive significant growth over the long term,” said Mr. Noss.  “In the short term, however, we expect growth to be somewhat muted as economic conditions remain challenging while we continue the hard work of launching new services that will contribute to both our top and bottom lines over the long term.”

Conference Call

Tucows will host a conference call on Wednesday, August 6, 2003, at 5:00 p.m. (ET) to discuss its second quarter fiscal 2003 results. To access the conference call via the Internet go to www.tucows.com,  click on “About Tucows” and then on “Investor Relations.”

For those unable to join the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 416-695-5800 or 1-800-408-3053 and enter the pass code 1456172. The telephone replay will be available until Wednesday, August 13, 2003, at midnight. To access the archived conference call via the Internet, go to www.tucows.com and click on “About Tucows” and then on “Investor Relations.”

About Tucows

Tucows Inc. is a leading provider of outsourced Internet services to ISPs and web hosting companies worldwide. An ICANN-accredited registrar, Tucows provides domain name registration services for generic and country code top-level domains (TLDs), plus digital certificates and email services. Tucows also distributes software and other digital content through its integrated network of affiliates and offers more than 30,000 software titles in libraries located around the world. For more information, please visit: http://www.tucows.com.

Contact:
Joanna Becket

Investor Relations

Tucows Inc.

416-538-5442
ir@tucows.com

This news release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the continued growth rate of Tucows’ business. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. More information about potential factors that could affect Tucows is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to Tucows as of the date of this document, and Tucows assumes no obligation to update such forward-looking statements.

TUCOWS is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.

Tucows Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

	June 30 2003	December 31, 2002
	(unaudited)

Assets

Current assets:
Cash and cash equivalents	$11,055,646	$8,844,829
Restricted cash (note 1)	487,500	937,500
Accounts receivable	304,583	338,697
Prepaid expenses and deposits	2,578,602	1,951,086
Prepaid domain name registry fees, current portion	11,954,743	11,145,187
Total current assets	26,381,074	23,217,299

Prepaid domain name registry fees, long-term portion	4,559,420	3,700,340
Property and equipment	1,325,027	1,581,321
Investments	353,737	353,737

Total assets	$32,619,258	$28,852,697

Liabilities and Stockholders’ Equity (Deficiency)

Current liabilities:
Accounts payable	$1,395,059	$1,605,630
Accrued liabilities	2,324,761	2,288,412
Customer deposits	2,099,366	1,957,657
Deferred revenue, current portion	19,496,850	18,431,100
Total current liabilities	25,316,036	24,282,799

Deferred revenue, long-term portion	7,124,357	5,929,917

Stockholders’ equity (deficiency):
Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 64,626,429 shares issued and outstanding as of June 30, 2003 and December 31, 2002	8,540,687	8,540,687
Additional paid-in capital	49,992,129	49,992,129
Deferred stock-based compensation	(102,615)	(183,297)
Deficit	(58,251,336)	(59,709,538)
Total stockholders’ equity (deficiency)	178,865	(1,360,019)

Total liabilities and stockholders’ equity (deficiency)	$32,619,258	$28,852,697

Tucows Inc.

Consolidated Statements of Operations

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002

Net revenues	$9,167,299	$9,480,187	$18,164,213	$19,406,720
Cost of revenues	5,682,722	5,636,988	11,259,365	12,231,513
Gross profit	3,484,577	3,843,199	6,904,848	7,175,207

Operating expenses:
Sales and marketing (*)	956,887	800,897	1,869,223	1,905,753
Technical operations and development	1,018,925	958,780	1,850,694	2,017,709
General and administrative (*)	1,492,577	1,281,514	2,662,427	2,316,346
Depreciation of property and equipment	441,951	764,576	876,916	1,894,674
Amortization of intangible assets	—	55,556	—	222,222
Gain on change in fair value of forward contracts	(337,358)	(129,893)	(884,228)	(129,893)
Total operating expenses	3,572,982	3,731,430	6,375,032	8,226,811

(Loss) income from operations	(88,405)	111,769	529,816	(1,051,604)

Other income (expenses):
Interest income, net	30,047	21,019	56,496	38,865
Write down of investment in bigchalk.com	—	(1,013,335)	—	(1,013,335)
Gain on disposal of Liberty Registry Management Services Inc. (note 2)	636,277	—	871,890	1,955,443
Loss on disposal of Eklektix, Inc.	—	—	—	(44,304)
Total other income (expenses)	666,324	(992,316)	928,386	936,669

Income (loss) before provision for income taxes	577,919	(880,547)	1,458,202	(114,935)
Provision for income taxes	—	—	—	—

Net income (loss) for the period	$577,919	$(880,547)	$1,458,202	$(114,935)

Basic and diluted earnings (loss) per common share	$0.01	$(0.01)	$0.02	$—

Shares used in computing basic earnings (loss) per common share	64,626,429	64,626,429	64,626,429	64,626,429

Shares used in computing diluted earnings (loss) per common share	64,674,737	64,626,429	64,652,926	64,626,429

(*) Stock-based compensation has been included in operating expenses as follows:
Sales and marketing	$27,406	$27,406	$54,511	$54,511
General and administrative	$13,158	$13,159	$26,171	$26,172

Tucows Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002

Cash provided by (used in):
Operating activities:
Net income (loss) for the period	$577,919	$(880,547)	1,458,202	$(114,935)
Items not involving cash:
Depreciation of property and equipment	441,951	764,576	876,916	1,894,674
Amortization of intangible assets	—	55,556	—	222,222
Gain on change in the fair value of forward contracts	(337,358)	(129,893)	(884,228)	(129,893)
Write-down of investment in bigchalk.com	—	1,013,335	—	1,013,335
Stock-based compensation	40,564	40,565	80,682	80,683
Gain on disposal of Liberty Registry Management Services	(636,277)	—	(871,890)	(1,955,443)
Loss on write-off of Eklektix Inc.	—	—	—	44,304
Change in non-cash operating working capital:
Accounts receivable	(38,260)	115,049	34,114	322,883
Prepaid expenses and deposits	2,262	(91,615)	(3,577)	(62,965)
Prepaid domain name registry fees	(709,212)	(935,607)	(1,668,636)	(1,839,971)
Accounts payable	(9,148)	(134,651)	(210,571)	(179,149)
Accrued liabilities	479,410	(396,762)	296,638	(741,268)
Customer deposits	143,523	236,021	141,709	309,217
Deferred revenue	844,488	1,476,004	2,260,190	2,974,449
Cash provided by operating activities	799,862	1,132,031	1,509,549	1,838,143

Financing activities:
Repayments of obligations under capital leases	—	(25,795)	—	(45,571)
Cash used in financing activities	—	(25,795)	—	(45,571)

Investing activities:
Additions to property and equipment	(152,425)	(242,683)	(620,622)	(448,057)
(Increase)/decrease in restricted cash - being margin security against forward exchange contracts (note 7(a))	225,000	(1,196,000)	450,000	(1,196,000)
Proceeds on disposal of Liberty Registry Management Services, net of cash disposed	636,277	—	871,890	938,889
Proceeds on disposal of Eklektix Inc., net of cash disposed	—	—	—	(30,628)
Cash provided by (used in) investing activities	708,852	(1,438,683)	701,268	(735,796)

Increase (decrease) in cash and cash equivalents	1,508,714	(332,447)	2,210,817	1,056,776
Cash and cash equivalents, beginning of period	9,546,932	6,203,412	8,844,829	4,814,189
Cash and cash equivalents, end of period	$11,055,646	$5,870,965	11,055,646	$5,870,965

Supplemental cash flow information:
Interest paid	$144	$7,130	316	$11,628